                                                                     EXHIBIT99.1


ROYAL BANK OF CANADA'S ACQUISITION OF DAIN RAUSCHER

SCHEDULED TO CLOSE BY MID-JANUARY

MINNEAPOLIS (Nov. 27, 2000) - Royal Bank of Canada's acquisition of Dain Rauscher is now scheduled to be closed by mid-January, it was announced today by David Parrin, Dain Rauscher chief financial officer.

     "There are no regulatory issues that are preventing the close either in the U.S. or Canada," Parrin said. "It has become increasingly difficult to meet a year-end close given the logistics of printing and mailing a proxy during the holiday season."

         Dain Rauscher's acquisition by Royal Bank of Canada (RBC) was announced Sept. 28 and had been scheduled to close by year end 2000 or early 2001.

         Dain Rauscher Corporation is one of the nation's largest full-service securities firms with 1,200 investment executives and 3,800 employees. The company's broker-dealer, Dain Rauscher Incorporated, serves individual investors and small business owners through offices predominantly in the western half of the United States, and capital markets and correspondent clients in select U.S. and European markets. Founded in 1909, Dain Rauscher Incorporated is a member of the New York Stock Exchange and other major securities exchanges, as well as the Securities Investor Protection Corp. The company's headquarters are at Dain Rauscher Plaza, 60 S. Sixth St., Minneapolis, 55402-4422.

CONTACT:  Dan Callahan, (612) 313-1234, or dcallahan@dainrauscher.com